Exhibit 10.2

EXECUTION VERSION

WARRANT AGREEMENT

dated as of October 8, 2019 between

HALCÓN RESOURCES CORPORATION

and

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

as Warrant Agent

i

Exhibit A	Form of Global Warrant Certificate
Exhibit A-1	Form of Assignment (Book-Entry Warrants)
Exhibit A-2	Form of Assignment (Direct Registration warrants)
Exhibit B	Form of Book-Entry Warrant Exercise Notice
Exhibit C	Form of Direct Registration Warrant Exercise Notice
Schedule 1	Exercise Price Schedule

ii

WARRANT AGREEMENT

Warrant Agreement (as it may be amended from time to time, this “Warrant Agreement”), dated as of October 8, 2019, between Halcón Resources Corporation, a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Warrant Agent”).

WHEREAS, on August 2, 2019, the Company entered into that certain Restructuring Support Agreement (“RSA”), by and among the Company, Halcón Resources Operating, Inc., Halcón Holdings, Inc., Halcón Energy Properties, Inc., Halcón Permian, LLC, Halcón Field Services, LLC, and Halcón Operating Co. (collectively, the “Debtors”) and certain beneficial holders, or investment advisors or managers for the account of beneficial holders, of the Company’s 6.75% Senior Notes due 2025, pursuant to which certain warrants (the “Warrants”) to purchase Common Shares (as defined herein) of the Company on the terms set forth in the restructuring term sheet attached as Exhibit A thereto shall be issued;

WHEREAS, on August 7, 2019, each of the Debtors commenced prepackaged cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, jointly administered under Case No. 19-34446 (DRJ) (the “Chapter 11 Cases”);

WHEREAS, on August 7, 2019, the Debtors filed in the Chapter 11 Cases the Joint Prepackaged Chapter 11 Plan of Halcón Corporation and its Affiliated Debtors [Docket No. 20] (the “Plan”) to, among other things, effectuate the transactions contemplated in the RSA;

WHEREAS, pursuant to the RSA, the Warrants shall be divided into three tranches (each, a “Tranche”), with (i) the Series A Warrants (as defined herein) representing (A) the number of shares equal to 10% of the aggregate number of Common Shares issued and outstanding on the Effective Date (as defined herein) (other than any Common Shares issued pursuant to the MIP) after giving effect to the exercise of the Series A Warrants less (B) the number of Common Shares that would have been issued upon the exercise of Series A Warrants but for the Existing Equity Cash Out (as defined herein), (ii) the Series B Warrants (as defined herein) representing (A) the number of shares equal to 20% of the aggregate number of Common Shares issued and outstanding on the Effective Date (other than any Common Shares issued pursuant to the MIP) after giving effect to the exercise of the Series A Warrants and the Series B Warrants less (B) the number of the Series A Warrants less (C) the number of Common Shares that would have been issued upon the exercise of Series A Warrants and Series B Warrants but for the Existing Equity Cash Out, and (iii) the Series C Warrants (as defined herein) representing (A) the number of shares equal to 30% of the aggregate number of Common Shares issued and outstanding on the Effective Date (other than any Common Shares issued pursuant to the MIP) after giving effect to the exercise of the Series A Warrants, the Series B Warrants and the Series C Warrants  less (B) the number of the Series A Warrants and Series B Warrants less (C) the number of Common Shares that would have been issued upon the exercise of Series A Warrants, Series B Warrants, and Series C Warrants but for the Existing Equity Cash Out; and

WHEREAS, the Warrants and the Common Shares underlying the Warrants have been offered and sold in reliance on the exemption from the registration requirements of the Securities Act provided under Section 1145 of the Bankruptcy Code.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows.

ARTICLE 1

DEFINITIONS

Section 1.1                                   Certain Definitions.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appropriate Officer” has the meaning set forth in Section 3.3.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

“Board” means the board of directors of the Company from and after the Effective Date.

“Book-Entry Warrants” has the meaning set forth in in Section 2.2.

“Business Day” means any day other than a Saturday, a Sunday, a day which is a legal holiday in the State of New York, or a day on which banking institutions and trust companies in the State of New York are authorized or obligated by Law, regulation or executive order to close.

“Close of Business” means 5:00 p.m., New York City time.

“Common Shares” means shares of the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Debtors” has the meaning set forth in the Recitals.

“Depositary” has the meaning set forth in Section 2.2.

“Direct Registration Warrants” has the meaning set forth in Section 2.2.

“Dividends” means, as of any time, the aggregate amount (including the fair market value of any non-cash dividends or distributions) of dividends or distributions (other than dividends or distributions in the form of Common Shares) made in respect of Common Shares (as such number may be equitably adjusted to reflect any changes to such Common Shares described in clauses (i)-(iii) of Section 4.2) between the Effective Date and such time.

“DTC” means the Depository Trust Company.

“Effective Date” means the effective date of the Plan.

“Effective Date Stockholder” means a Person to whom Common Shares are issued by the Company on the Effective Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the related rules and regulations promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 3.5(b).

“Exercise Notice” means, (i) for any Book-Entry Warrant, an exercise notice substantially in the form set forth in Exhibit B hereto and (ii) for any Direct Registration Warrant, an exercise notice substantially in the form set forth in Exhibit C hereto.

“Exercise Price” means, as of any time:

(i)                                     in the case of the Series A Warrants, an amount equal to the quotient of (A) the Series A Allocation as of such time divided by (B) the number of Senior Noteholder Shares (the “Series A Exercise Price”);

(ii)                                  in the case of the Series B Warrants, an amount equal to (I) the quotient of (A) the Series B Allocation minus the Series A Allocation as of such time divided by (B) the number of Senior Noteholder Shares plus (II) the Series A Exercise Price (the “Series B Exercise Price”); and

(iii)                               in the case of the Series C Warrants, an amount equal to (I) the quotient of (A) the Series C Allocation minus the Series B Allocation as of such time divided by (B) the number of Senior Noteholder Shares  plus (II) the Series B Exercise Price, in each case, subject to adjustment as provided in Article 4, including, for the avoidance of doubt, adjustments to the number of Common Shares issuable under Warrants included in the various components of the above calculation.

“Exercise Price Schedule” means, as of any time, the schedule of Exercise Prices set forth on Schedule 1 hereto, as such schedule may be update from time to time in accordance with this Warrant Agreement.

“Existing Equity Cash Out” means the payment of cash to registered holders of Existing Equity Interests who hold fewer than or equal to 2,000 shares of such Existing Equity Interests, pursuant to the terms of the Plan.

“Existing Equity Interests” means shares of the class of common stock of the Company that existed immediately prior to the Effective Date, including restricted stock of the Company that vested prior to the Effective Date, if any.

“Exercising Owner” means any Warrantholder that exercises Warrants pursuant to the terms hereof.

“Expiration Time” means the Close of Business on the date that is the third-year anniversary of the Effective Date.

“Funds” has the meaning set forth in Section 3.5(d) hereof.

“Funds Account” has the meaning set forth in Section 3.5(d) hereof.

“Law” means any federal, state, local, foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any governmental authority, including common law.

“MIP” means the Management Incentive Plan of the Company.

“Monthly Compounding Factor” means, as of any date of determination, an amount equal to: (1 + 0.0675/12)t, where “t”, expressed in months, is the number of months between the first day of the month of such date of determination and the first day of the month of the Effective Date.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Sale of the Company” means any bona fide consolidation, merger, sale or other transfer of all or substantially all of the equity interests or assets, in each case, of the Company, or any successor, and its Subsidiaries (taken as a whole) or any similar transaction or series of transactions, in each case, in which the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) cash, Securities or other property with respect to or in exchange for Common Shares.

“Securities” means (i) any capital stock (whether common or preferred, voting or nonvoting), partnership, membership or limited liability company interest or other equity or voting interest (including the Common Shares), (ii) any right, option, warrant (including the Warrants) or other security or evidence of indebtedness convertible into, or exercisable or exchangeable for, directly or indirectly, any interest described in clause (i), (iii) any notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and (iv) any other “securities,” as such term is defined or determined under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the related rules and regulations promulgated thereunder.

“Senior Noteholder Shares” means the aggregate number of Common Shares issued to the Senior Noteholders on the Effective Date in respect of the Senior Notes Claims, the Rights Offering and the Backstop Commitment Premium (each as defined in the RSA).

“Series A Allocation” means, as of any date of determination:

(i)                                     the product of 75% and

(1) $625,005,000 multiplied by (a) the Monthly Compounding Factor minus (b) Dividends paid prior to such date of determination,

(ii)                                  plus $150,150,000.

“Series B Allocation” means, as of any date of determination:

(i)                                     the product of 95% and

(1) $625,005,000 multiplied by (a) the Monthly Compounding Factor minus (b) Dividends paid prior to such date of determination,

(ii)                                  plus $150,150,000.

“Series C Allocation” means, as of any date of determination:

(i)                                     the product of 125% and

(1) $625,005,000 multiplied by (a) the Monthly Compounding Factor minus (b) Dividends paid prior to such date of determination,

(ii)                                  plus $150,150,000.

“Series A Warrants” means the Warrants, CUSIP 40537Q134, issued hereunder.

“Series B Warrants” means the Warrants, CUSIP 40537Q126, issued hereunder.

“Series C Warrants” means the Warrants, CUSIP 40537Q142, issued hereunder.

“Settlement Date” means, in respect of a Warrant that is validly and timely exercised hereunder, the third Business Day immediately following the later of (i) the Exercise Date for such Warrant and (ii) the making of all governmental filings, receipt of all governmental approval and expiration of all waiting periods with respect thereto that are required pursuant to applicable Law with respect to the issuance of Common Shares upon exercise of a Warrant.

“Settlement Share Amount” means, for each Warrant exercised, one fully paid and nonassessable Common Share, subject to adjustment in accordance with Article 4.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the Securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which Securities are not traded on the applicable securities exchange.

“Tranche” has the meaning set forth in the Recitals.

“Warrant” or “Warrants” means the warrants of the Company which expire at the Expiration Time and are issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth herein, including the Series A Warrants, Series B Warrants and Series C Warrants.

“Warrant Agent” has the meaning set forth in the Preamble.

“Warrant Agreement” has the meaning set forth in the Preamble.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

“Warrant Register” has the meaning set forth in Section 2.2(a).

“Warrant Shares” means each Common Share issuable upon the exercise of the Warrants.

ARTICLE 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.1                                   Issuance of Warrants.

(a)                                 The Company shall issue on the Effective Date, in accordance with the Plan, the Series A Warrants, the Series B Warrants and the Series C Warrants (each such Warrant to be subject to adjustment from time to time as described herein) in accordance with the terms of this Warrant Agreement and the Plan.

(b)                                 Each Warrant shall be exercisable for the Settlement Share Amount upon payment of the applicable Exercise Price for each such Common Share so receivable upon exercise of such Warrant and compliance with the procedures set forth in this Warrant Agreement.  Upon issuance of any Warrants, the Warrant Agent shall register all such Warrants in the Warrant Register and shall notify each Warrantholder of such issuance.  Each Warrant shall be dated as of the date of issuance of such Warrant.

(c)                                  All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to their respective benefits under this Warrant Agreement, without preference, priority, or distinction on account of the actual time of the issuance and authentication or (except as to the respective Exercise Price of each Tranche of

Warrants) any other terms thereof.  Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as such Warrant shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.  Each Warrantholder shall be bound by all of the terms and provisions of this Warrant Agreement as fully and effectively as if such Warrantholder had signed the same.

Section 2.2                                   Registration, Transfer, Exchange and Substitution.

(a)                                 Unless otherwise provided in this Agreement, the Warrants shall be issued through the book-entry facilities of The Depository Trust Company, as depositary (the “Depositary”), in the form of one or more global warrant certificates in substantially the form of Exhibit A attached hereto with the form of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit A-1 attached hereto (“Global Warrant Certificates”) evidencing the Warrants (“Book-Entry Warrants”).  Notwithstanding the foregoing, if the Warrants are not issuable through the Depositary, the Warrants shall be issued by book entry registration on the books of the Warrant Agent (the “Direct Registration Warrants”).  The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, it shall register Direct Registration Warrants, if any, and the Warrants represented by Global Warrant Certificates, and exchanges, cancellations and transfers of outstanding Warrants as provided herein.  Any Warrant issued upon any registration of transfer or exchange of or substitution for any Warrant shall be a valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the respective Warrant surrendered for such registration of transfer, exchange or substitution.  Upon the Company’s request, the Warrant Agent shall provide to the Company as soon as reasonably practicable a copy of the Warrant Register as of the date of such request. Upon a Warrantholder’s request, the Warrant Agent shall provide to such Warrantholder as soon as reasonably practicable the details of such Warrantholder’s Warrants as of the date of such request.

(b)                                 (i)                                     In the case of Book-Entry Warrants, the transfer, from time to time, of any outstanding Book-Entry Warrants shall be effected through the Depositary and its direct and indirect participants, in accordance with the practices and procedures therefor of the Depositary and such participants.  Notwithstanding any other provisions of this Agreement (other than the provision set forth in Section 2.3), a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(ii)                                  In the case of Direct Registration Warrants, the Warrant Agent shall register the transfer, from time to time, of any outstanding Direct Registration Warrant upon the Warrant Register, upon delivery of a duly executed assignment, in the form attached hereto as Exhibit A-2, and accompanied by appropriate instructions for transfer.  No such transfer shall be effected until, and the transferee shall succeed to the rights of the holder thereof only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent.  Prior to the registration of any transfer of a Warrant as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name such Warrant is registered as the owner thereof for all purposes, notwithstanding any notice to the contrary.  Subject to Section 3.13 with respect to taxes, no service charge shall be required of any transferor or transferee in connection with any such transfer or registration of transfer.  A party requesting transfer of a Warrant must provide reasonable and customary evidence of authority if requested by the Warrant Agent.

Section 2.3                                   Cancellation of the Warrants.  Any Warrants that have not been timely and validly exercised in accordance with the terms of this Warrant Agreement prior to the Expiration Time shall be automatically cancelled without any further action on the part of the Warrant Agent or any other person.

Section 2.4                                   Cancellation of Global Warrant Certificate.  At such time as all beneficial interests in Global Warrant Certificates have been exchanged for Common Stock in accordance herewith, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or cancelled and retained pursuant to applicable law by, the Warrant Agent, upon written instructions from the Company reasonably satisfactory to the Warrant Agent.

Section 2.5                                   Reservation of Common Shares.  The Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares sufficient to permit the exercise in full of all outstanding Warrants.

Section 2.6                                   Obligations with Respect to Transfers and Exchanges of Warrants Held in Global Form.

(a)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2, Global Warrant Certificates, as required pursuant to the provisions of this Section 2 and for the purpose of any distribution of additional Global Warrant Certificates contemplated by Article 4 hereof.

(b)                                 All Global Warrant Certificates issued upon any registration of transfer or exchange shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(c)                                  So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, shall be considered by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement.  Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy, or other authorization furnished by the Depositary or impair the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(d)                                 The Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, representing such Warrants at the Warrant Agent’s office, duly endorsed, and accompanied by a completed form of assignment substantially in the form attached as Exhibit A-1, hereto duly signed by the Warrantholder thereof or by the duly appointed legal representative thereof or by his or her attorney, duly authorized in writing, such signature to be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Warrant Agent. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee.

Section 2.7                                   Mutilated or Missing Global Warrant Certificates.  Upon receipt by the Company and the Warrant Agent from any Warrantholder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such holder’s Global Warrant Certificate and a surety bond or indemnity reasonably satisfactory to them, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu thereof a new Global Warrant Certificate of like tenor and representing an equal number of Warrants to such holder; provided in the case of mutilation, no bond or indemnity shall be required if such Global Warrant Certificate in identifiable form is surrendered to the Company or the Warrant Agent for cancellation. Upon the issuance of any new Global Warrant Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any Transfer Tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Global Warrant Certificate executed and delivered pursuant to this Section 2.7 in lieu of any lost, stolen or destroyed Global Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Global Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Global Warrant Certificate shall be at any time enforceable by anyone.  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Global Warrant Certificates.

ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.1                                   Exercise of Warrants.  A Warrant may be exercised at any time prior to the Expiration Time, either in full or from time to time in part.

Section 3.2                                   Form of Warrant.  Subject to Section 2.2 of this Agreement, the Book-Entry Warrants shall be issued in the form of one or more Global Warrant Certificates. The Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules and regulations of the Depositary, any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may be determined, consistently herewith, by the Appropriate Officers executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, which shall be reasonably acceptable to the Warrant Agent. The Global Warrant Certificates shall be deposited on or after the date hereof with or on behalf of the Depositary and registered in the name of Cede & Co., as the Depositary’s nominee and their respective successors. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 3.3                                   Execution of Global Warrant Certificates.  Global Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or any Executive Vice President or Senior Vice President (each, an “Appropriate Officer”), and by the Secretary or any Assistant Secretary. Each such signature upon the Global Warrant Certificates may be in the form of a facsimile or electronic signature of any such Appropriate Officer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer, the Secretary or any Assistant Secretary who shall have been an Appropriate Officer, the Secretary, or an Assistant Secretary at the time of entering into this Agreement or issuing such Global Warrant Certificate. If any Appropriate Officer, the Secretary or any Assistant Secretary who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer, the Secretary or an Assistant Secretary before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer, Secretary or Assistant Secretary had not ceased to be such Appropriate Officer, Secretary or Assistant Secretary of the Company, and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer, Secretary or Assistant Secretary of the Company, although at the date of the execution of this Agreement any such person was not such Appropriate Officer, Secretary or Assistant Secretary. Global Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

Section 3.4                                   Registration and Countersignature.  Upon receipt of a written order of the Company and Global Warrant Certificates duly executed on behalf of the Company, the Warrant Agent, on behalf of the Company, shall countersign one or more Global Warrant Certificates evidencing the Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company.  Such written order of the Company shall specifically state the number of Warrants that are to be issued as a Global Warrant Certificate. Each Warrant shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each Warrantholder shall be bound by all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same. No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual, facsimile or electronic signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

Section 3.5                                   Procedure for Exercise.

(a)                                 To exercise a Warrant, a Warrantholder must (i) deliver a duly completed and executed Exercise Notice to the principal office of the Warrant Agent (A) in the form of Exhibit C in the case of Direct Registration Warrants and (B) in the form of Exhibit B in the case of Book-Entry Warrants (or otherwise comply with the practices, and procedures of the Depositary and its direct and indirect participants, as applicable), (ii) deliver by book-entry transfer through the facilities of the Depositary (if such Warrants are presented by a Global Warrant Certificate) and (iii) pay to the Warrant Agent an amount equal to the Exercise Price for each Warrant to be exercised, together with those applicable Transfer Taxes and charges provided for in the proviso to Section 3.13 (not including Transfer Taxes and charges which are the responsibility of the Company pursuant to the first clause of Section 3.13).

(b)                                 The date on which all of the requirements for exercise set forth in Section 3.5(a) in respect of a Warrant have been satisfied is the “Exercise Date” with respect to such Warrant (subject to Section 3.5(f)).  The Exercise Price for the exercise of any Warrant shall be determined on the Exercise Date.

(c)                                  Subject to Section 3.5(e) and Section 3.5(f), any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.

(d)                                 All funds received by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by the Warrant Agent in the performance of services in accordance with this Warrant Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company (the “Funds Account”).  Until paid pursuant to the terms of this Warrant Agreement, the Warrant Agent will hold the Funds through the Funds Account in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating), each as reported by Bloomberg Finance L.P.

The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits.

(e)                                  Prior to the delivery of any Common Shares upon exercise of a Warrant, the Company shall be obligated to use reasonable best efforts to comply in all material respects with all applicable Laws which require action to be taken by the Company in connection with such delivery, subject to the assistance and cooperation by any Exercising Owner with respect thereto.  The Company shall reasonably assist and cooperate with (at the Exercising Owner’s sole cost and expense), upon the reasonable advance request of, any Exercising Owner that is required to make any governmental filings or obtain any governmental approvals prior to or in connection with receipt of Common Shares upon any exercise of a Warrant, to the extent such requirement is specified in the Exercise Notice, and any exercise of a Warrant by a holder may be made contingent by it upon the making of any such filing and the receipt of any such approval; provided that in no event shall any such filing, approval or contingency extend the Expiration Time.  In the case of Book-Entry Warrants, the Company and the Warrant Agent shall cooperate with the Depositary and its direct and indirect participants in order to effectuate the exercise of such Warrants, in accordance with the applicable practices and procedures of the Depositary and such participants.  Notwithstanding anything to the contrary contained in this Warrant Agreement, the Company shall not be required: (i) to offer, agree or consent to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate any assets, licenses, operations, rights, product lines, businesses or interest therein of the Company or any of its Subsidiaries, (ii) to offer, agree or consent to any changes (including through a licensing arrangement) to or restriction on (including any access or other requirements), or other impairment of the Company’s or its Subsidiaries’ ability to own or operate, any such assets, licenses, operations, rights, product lines, businesses or interests or the Investor’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the equity securities or other ownership interests of the Company or any of its Subsidiaries, (iii) to contest, defend or appeal any action, suit or proceeding brought by a governmental authority against any Person which seeks to prohibit, prevent or restrict any of the transactions contemplated by this Warrant Agreement, (iv) commence, institute or maintain any action, suit or proceeding against any Person or (v) comply with a so-called “Second Request.”  Any filing or similar fees incurred in connection with any antitrust or other competition, merger, trade control or similar Laws shall be borne solely by the Exercising Owner.

(f)                                   Notwithstanding any other provision of this Warrant Agreement, if the exercise of any Warrant is to be made in connection with a registered public offering, a Sale of the Company or any other event (which event shall be described in the applicable Exercise Notice), such exercise may, upon proper election in the Exercise Notice, be conditioned upon consummation of such offering or occurrence of such event, in which case such exercise shall not be deemed effective unless and until, and the Exercise Date with respect to such Warrant shall be, the first date on which both (i) all requirements for exercise set forth in the other provisions of Section 3.5(a) in respect of a Warrant have been satisfied and (ii) such offering, Sale of the Company has been consummated or other event has occurred; provided, that if such offering or Sale of the Company has not been consummated or such other event has not occurred prior to the Expiration Time, such conditional exercise shall be deemed not to be effective and unless such Warrant has otherwise been validly and timely exercised, such Warrant shall be cancelled in accordance with Section 2.3.

(g)                                  The Warrant Agent shall forward funds deposited in the Funds Account in a given week by the fifth Business Day of the following week by wire transfer to an account designated by the Company.

(h)                                 Payment of the applicable aggregate Exercise Price upon exercise of Warrants shall be by federal wire or other immediately available funds payable to the account maintained by the Warrant Agent in its name as agent for the Company.  The Warrant Agent shall reasonably promptly provide an exercising Warrantholder, upon request, with the appropriate payment instructions.

Section 3.6                                   Settlement of Warrants.  Upon the proper, timely and valid exercise thereof by an Exercising Owner, the Company shall cause to be delivered to the Exercising Owner, the Settlement Share Amount on the Settlement Date.

Section 3.7                                   Delivery of Common Shares.

(a)                                 In connection with the exercise of Warrants, the Warrant Agent shall:

(i)                                     examine all Exercise Notices and all other documents delivered to it to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(ii)                                  where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)                               inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv)                              advise the Company with respect to an exercise, no later than three Business Days following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.5(a) of (A) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (B) the number of Common Shares to be delivered by the Company, (C) the instructions with respect to issuance of the Common Shares, (D) the number of Persons who will become holders of record of the

Company (who were not previously holders of record) as a result of receiving Common Shares upon exercise of the Warrants and (E) such other information as the Company shall reasonably require;

(v)                                 if requested by the Company and provided with the Common Stock and all other necessary information by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and effect such delivery to the relevant accounts at the Depositary in accordance with its requirements;

(vi)                              promptly deposit in the Funds Account all Funds received in payment of the applicable Exercise Price in connection with any exercise of Warrants;

(vii)                           provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of Common Shares issued in connection with such exercises and the number of remaining outstanding Warrants; and

(viii)                        provide to the Company, upon the Company’s request, any Exercise Notices delivered pursuant to Section 3.5(a) and any documents delivered pursuant to Section 2.2(a) or 2.2(b).

(b)                                 With respect to each properly exercised Warrant in accordance with this Warrant Agreement, (i) in the case of Direct Registration Warrants (A) the Company shall register and issue, in book-entry form, the Common Shares due in connection with such exercise for the benefit and in the name of the Warrantholder; and (B) the Warrant Agent shall deliver such Common Shares to such Person and (ii) in the case of Book-Entry Warrants, the Company shall issue, or otherwise deliver,  in authorized denominations to or upon the order of the Warrantholder, by same-day or next-day credit to the Depositary for the account of such Warrantholder or for the account of a participant in the Depositary the Settlement Share Amount to which such Warrantholder is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Notice by such Warrantholder or by the direct participant in the Depositary through which such Exercising Holder is acting.  The Person on whose behalf and in whose name any Common Shares are registered shall for all purposes be deemed to have become the holder of record of such Common Shares as of the Close of Business on the applicable Exercise Date.  The Company covenants that all Common Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, fully paid and nonassessable, free of preemptive rights and (except as specified in the proviso to Section 3.13) free from all taxes, liens, charges and security interests with respect to the issuance thereof.

(c)                                  If fewer than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, the Warrant Agent shall cause a notation to be made to the records maintained by the Depositary.

(d)                                 If all of the Warrants evidenced by a Global Warrant Certificate have been exercised, such Global Warrant Certificate shall be cancelled by the Warrant Agent. Such cancelled Global Warrant Certificate shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day or on the next Business Day following each day on which Warrants were exercised, of (i) the number of Common Shares issued upon exercise of a Warrant, (ii) the notation to the records of the Depositary reflecting the balance, if any, of the Common Shares issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by the Warrant Agent in payment of the aggregate Exercise Price. The Warrant Agent shall confirm such information to the Company in writing as promptly as practicable.

(e)                                  Promptly after the Warrant Agent has taken the action required by this Section 3.7 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to the consummation of any exercise of any Warrants.

Section 3.8                                   No Fractional Common Shares to Be Issued.

(a)                                 Notwithstanding anything to the contrary in this Warrant Agreement but subject to the aggregation provisions below in paragraph (b), the Company shall not be required to issue any fraction of a Common Share upon exercise of any Warrants.

(b)                                 If any fraction of a Common Share would, except for the provisions of this Section 3.8, be issuable on the exercise of any Warrants, the Company shall round down to the nearest whole share and no cash shall be paid in lieu of any such fraction of a Common Share.  All Warrants exercised by a Warrantholder on the same Exercise Date and all Common Shares (or fractions thereof) issuable upon such exercise shall be aggregated for purposes of determining the number of Common Shares to be delivered pursuant to Section 3.7(b)

(c)                                  Each Warrantholder, by its acceptance of an interest in a Warrant, expressly waives its right to any fraction of a Common Share upon its exercise of such Warrant.

Section 3.9                                   Acquisition of Warrants by Company.  The Company shall have the right, except as limited by Law, to purchase or otherwise to acquire one or more Warrants at such times, in such manner and for such consideration as agreed by the Company and the applicable Warrantholder.

Section 3.10                            Validity of Exercise.  All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company reasonably and in good faith in accordance with the terms of this Warrant Agreement and the Warrants, which determination, absent manifest error, shall be final and binding with respect to the Warrant Agent.  The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct, or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment) and shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of, such determination by the Company.  The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants.

Section 3.11                            Certain Calculations.

(a)                                 The Warrant Agent shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants as described in this Article 3. In connection therewith, the Warrant Agent shall provide prompt written notice to the Company, in accordance with Section 3.7(a)(iv), of the number of Common Shares deliverable upon exercise and settlement of Warrants.  The Warrant Agent shall not be responsible for performing the calculations set forth in Article 4.

(b)                                 The Warrant Agent shall not be accountable with respect to the validity or value of any Common Shares that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible, to the extent not arising from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for any failure of the Company to issue, transfer or deliver any Common Shares, or to comply with any of the covenants of the Company contained in this Article 3 of this Warrant Agreement.

Section 3.12                            Reservation and Listing of Shares.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Shares, solely for the purpose of providing for the exercise of the Warrants, the aggregate number of Common Shares then issuable upon exercise of the Warrants at any time.  The Company will procure, at its sole expense, the listing of the Common Shares issuable upon exercise of the Warrants at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Shares are then listed or traded.  The Company shall take all action reasonably necessary to ensure that the Common Shares will be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Common Shares are listed or traded.

Section 3.13                            Charges, Taxes and Expenses.  Issuance of Common Shares upon the exercise of the Warrants shall be made without charge for any documentary, stamp or similar issue or transfer tax or other similar incidental expense (a “Transfer Tax”) in respect of the issuance thereof, all of such Transfer Taxes shall be paid by the Company; provided, however, that the Company shall not be required to pay any Transfer Tax that may be payable in respect of any transfer (i) involved in the issuance or delivery of such Warrants or Common Shares beneficially held by or for a Person other than the Warrantholder of the Warrant surrendered upon exercise or transfer of the Warrant or Common Shares, and (ii) following the issuance of such Warrants or Common Shares by the Company, and the Company shall not be required to register a transfer or issue or deliver such Warrants or Common Shares, as applicable, unless and until the Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such Transfer Tax or shall have reasonably demonstrated to the Company’s satisfaction that such Transfer Tax has been paid.

ARTICLE 4

ADJUSTMENTS

Section 4.1                                   Adjustments and Other Rights.  The Exercise Price and the number of Common Shares into which each Warrant is to be convertible pursuant to Article 3 of this Warrant Agreement shall be subject to adjustment from time to time in accordance with this Article 4; provided that no single event shall be subject to adjustment under more than one subsection of this Article 4 so as to result in duplication; provided, further that, notwithstanding any provision of this Warrant Agreement to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in a Warrantholder and its Affiliates, collectively, being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization. Any adjustment (or portion thereof) prohibited pursuant to the immediately foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

Section 4.2                                   Dividends, Distributions, Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare a dividend or make a distribution on its Common Shares in Common Shares, (ii) split, subdivide, recapitalize, restructure or reclassify the outstanding Common Shares into a greater number of Common Shares or effect a similar transaction or (iii) combine, recapitalize, restructure or reclassify the outstanding Common Shares into a smaller number of Common Shares or effect a similar transaction, the number of Common Shares issuable upon exercise of a Warrant at the Record Date for such dividend or distribution or effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be proportionately adjusted so that the Warrantholder, after such date, shall be entitled to purchase the number of Common Shares which such Warrantholder would have owned or been entitled to receive on such date had such Warrant been exercised immediately prior to such date. In such event, the Exercise Price per Common Share in effect at the Record Date for such dividend or distribution or effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be adjusted to the number obtained by dividing (x) the product of (i) the number of Common Shares issuable upon the exercise of a Warrant before such adjustment and (ii) the Exercise Price in effect immediately prior to the Record Date or effective date, as the case may be, for such dividend, distribution, split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction giving rise to this adjustment by (y) the new number of Common Shares issuable upon exercise of a Warrant determined pursuant to the immediately preceding sentence.

Section 4.3                                   Sale of the Company.

(a)                                 In the event of any Sale of the Company, and in each such case, the Company will mail or cause to be mailed to each Warrantholder as promptly as practicable following entry into definitive agreements effecting such Sale of the

Company and, in any event, no later than ten Business Days prior to the consummation of such Sale of the Company, a notice specifying the effective date on which such Sale of the Company is or is expected to take place, the material terms of such Sale of the Company, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or Securities at the time deliverable upon the exercise of a Warrant) as of such effective date (and time, if applicable) shall be entitled to exchange their Common Shares (or such other stock or Securities) for Securities or other property deliverable upon such Sale of the Company.

(b)                                 If a Sale of the Company is consummated prior to the Expiration Time, then any Warrants that are unexercised at the time of such consummation shall be deemed to have expired worthless and will be cancelled for no further consideration.  Warrants that have been exercised at or prior to the consummation of any Sale of the Company for which the Settlement Date occurs upon or after the consummation of such Sale of the Company shall be settled, in lieu of Common Shares, for the consideration that the Common Shares that would have been required to be issued in connection with such exercise would have received in such Sale of the Company.  For the avoidance of doubt, Warrantholders shall not be entitled to receive the fair market value of the Warrants in connection with a Sale of the Company, but shall have the right to exercise the Warrants at any time prior to the consummation of any Sale of the Company.

Section 4.4                                   Rounding of Calculations; Minimum Adjustments.  All calculations under this Article 4 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Article 4 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Common Shares issuable upon the exercise of a Warrant shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Share, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a Common Share, respectively, or more, subject in all cases to Section 3.8.

Section 4.5                                   Timing of Issuance of Additional Common Shares Upon Certain Adjustments.  In any case in which the provisions of this Article 4 shall require that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event, issuing to each Warrantholder of a Warrant exercised after such Record Date and before the occurrence of such event, issuance or sale the additional Common Shares issuable upon such exercise by reason of the adjustment required by such agreement over and above the Common Shares issuable upon such exercise before giving effect to such adjustment.

Section 4.6                                   Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Common Shares issuable upon exercise of a Warrant shall be adjusted as provided in this Article 4 or as a result of any change in the Series A Allocation, the Series B Allocation, or Series C Allocation on account of any Dividends paid by the Company, the Company shall promptly, and in any event within three Business Days, file, at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the

Exercise Price that shall be in effect and the number of Common Shares issuable upon exercise of a Warrant after such adjustment, which shall include a revised Exercise Price Schedule that has been updated to reflect any changes to the Exercise Price. The Company shall also cause a copy of such statement to be reasonably promptly delivered to each Warrantholder at the address appearing in the Company’s records, as well as to DTC to the extent any Warrants are held on behalf of Warrantholders by Cede and Company.

Section 4.7                                   Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Article 4 or fix a Record Date for any such action, the Company shall give notice to each Warrantholder, as well as to DTC to the extent any Warrants are held on behalf of Warrantholders by Cede and Company, in the manner set forth in Section 4.6, which notice shall specify the date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and include a revised Exercise Price Schedule and the number, kind or class of shares or other Securities or property which shall be deliverable upon exercise of a Warrant, if any.  Such notice shall be given at least ten Business Days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

Section 4.8                                   Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article 4, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange (if applicable) or stockholder approvals or exemptions under the Securities Act, in order that the Company may thereafter validly and legally issue, as fully paid and nonassessable, all Common Shares that each Warrantholder is entitled to receive upon exercise of a Warrant.

Section 4.9                                   Adjustment Rules.  Any adjustments pursuant to this Article 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Shares, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Shares and then, so long as the Company shall have taken any corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Common Shares at the Exercise Price as so adjusted in accordance with its obligations under Section 3.12, to such lower par value as may then be established.

Section 4.10                            Changes in Common Stock.  In case at any time or from time to time while the Warrants remain outstanding and unexpired in whole or in part, the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting any reclassification of the Common Shares into securities or other property (other than solely into Common Shares of the Company (in which event Section 4.2 shall apply), or any merger of another Person into the Company in which the previously outstanding Common Shares shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (other than solely into or for Common Shares of the Company (in which event Section 4.2 shall apply)) (a

“Surviving Transaction”) then, as a condition to the consummation of such Surviving Transaction, the Company shall execute and deliver to the Warrant Agent a written instrument providing that:

(x)                                 so long as any Warrant remains outstanding, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement and not adverse (except to the extent replacement of Common Shares with Substituted Property as specified below may be deemed adverse) to any Warrantholder, each Warrant, upon the exercise thereof at any time after the consummation of such Surviving Transaction, shall be exercisable:

(I)                                   into, in lieu of the Common Shares issuable upon such exercise prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Surviving Transaction by a holder of the number of Common Shares into which such Warrant was exercisable immediately prior to such Surviving Transaction; and

(II)                              at an Exercise Price for such Substituted Property equal to the aggregate Exercise Price payable by such holder for all such Common Shares into which such Warrant was exercisable immediately prior to such Surviving Transaction; and

(y)                                 the rights and obligations of the Company and the Warrantholders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Warrantholders in respect of Common Shares hereunder as set forth herein.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4.  The above provisions of this Section 4.10 shall similarly apply to successive Surviving Transactions.

For avoidance of doubt, this Section 4.10 shall not apply to any transaction or series of transactions constituting a Sale of the Company, as to which Section 4.3(b) shall apply.

ARTICLE 5

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 5.1                                   No Rights as Stockholders.  Nothing contained in this Warrant Agreement shall be construed as conferring upon any Person, solely as a result such Person holding or having a beneficial interest in a Warrant, the right to vote, receive any dividend or other distribution, receive notice of, or attend, any meeting of stockholders, to share in the assets of the Company in the event of its liquidation, dissolution or winding up or otherwise exercise any rights whatsoever, in each case, as a stockholder of the Company to the extent such vote, dividend, giving of notice, meeting or other exercise of rights precedes the Close of Business on the Exercise Date with respect to the exercise of such Warrant.

Section 5.2            Modification/Amendment.  This Warrant Agreement may be modified or amended with respect to any Tranche only upon the written consent of the Warrantholders holding at least 75% of such Tranche of the Warrants and the Company; provided, however, that any modification or amendment that (i) materially and adversely affects the rights or interests of any Warrantholder disproportionately relative to any other Warrantholder, (ii) amends the Exercise Price for any Tranche of Warrants or (iii) amends the number of Common Shares a Warrantholder would have owned or been entitled to receive had such Warrant been exercised prior to such modification or amendment shall require the written consent of each such Warrantholder so affected. Any consent delivered by electronic means shall be deemed to constitute written consent.

Section 5.3            Rights of Action.  All rights of action against the Company in respect of this Warrant Agreement are vested in the Warrantholders, and any Warrantholder individually, without the consent of the Warrant Agent or any other Warrantholder, may, on such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s right to exercise such Warrantholder’s Warrants subject to the terms and conditions set forth in this Warrant Agreement.

Section 5.4            Issuance Obligation Remedies.  Nothing in this Warrant Agreement shall limit the right of any Warrantholder to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s violation of its obligations under this Warrant Agreement, including, without limitation, any failure by the Company to timely issue Warrant Shares upon exercise of such Warrant as required pursuant to the terms hereof.

ARTICLE 6

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 6.1            Change of Warrant Agent.

(a)           The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct, or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment)) after giving sixty (60) days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by the Warrantholders representing a majority of the Warrants at the time outstanding, then the Warrantholders representing a majority of the Warrants at the time outstanding may appoint a successor warrant agent.

(b)           The Warrant Agent may be removed by the Company at any time upon thirty (30) days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed; provided, further, that, until such successor warrant agent has been appointed, the Company shall compensate the Warrant Agent in accordance with Section 6.2.

(c)           Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the Laws of the United States of America or any state thereof or the District of Columbia, and authorized under such Laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $50,000,000.  The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to Law or to the requirements of a federal or state supervising or examining authority.

(d)           After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations.  Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder, including the Warrant Register.  As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent and each transfer agent for its Common Shares.  Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(e)           Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such entity would be eligible for appointment as a successor warrant agent under Section 6.1(c).

Section 6.2            Compensation; Further Assurances.  The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable and documented expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable and documented compensation, expenses and disbursements of its counsel incurred in connection with the execution and administration of this Warrant Agreement), except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.  The Warrant Agent agrees to provide the Company with prior written notice of the retention of counsel whose compensation, expenses and disbursements are to be paid or reimbursed by the Company under this Section 6.2.

Section 6.3            Reliance on Counsel.  The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 6.4            Proof of Actions Taken.  Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate executed by a duly authorized officer of the Company delivered to the Warrant Agent, and such certificate shall, in the absence of bad faith on the part of the Warrant Agent, be relied upon by the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement; provided that in its discretion, the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable. The Company shall, or procure that a duly authorized officer of the Company shall, promptly provide any such certificate or additional evidence reasonably requested by the Warrant Agent.

Section 6.5            Correctness of Statements.  The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 6.6            Validity of Agreement.  From time to time, the Warrant Agent may apply to any duly authorized officer of the Company for instruction, and the Company shall provide the Warrant Agent with such instructions concerning the services to be provided hereunder.  The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of notice thereof from the Company.  The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement, nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any Common Shares will, when issued, be validly issued, fully paid and nonassessable. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent in reliance in good faith upon any Company instructions except to the extent that the Warrant Agent had actual knowledge of facts and circumstances that would render such reliance unreasonable.

Section 6.7            Use of Agents.  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents provided that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.

Section 6.8            Liability of Warrant Agent.  The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken or not taken (i) in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent and presented by the proper party or parties or (ii) in relation to its services under this Warrant Agreement, unless such liability arises out of or is attributable to the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment).  The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment).  The Warrant Agent shall be liable hereunder only for its gross negligence, fraud, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for which the Warrant Agent is not entitled to indemnification under this Warrant Agreement.

Section 6.9            Legal Proceedings.

(a)           The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any Warrantholder shall furnish the Warrant Agent with reasonable indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.  The Warrant Agent shall promptly notify the Company and each Warrantholder in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement.

(b)           In the event any question or dispute arises with respect to the proper interpretation of this Agreement, Warrant Agent’s duties hereunder and thereunder, or the rights or obligations of any shareholders of Company, or any other applicable third party,

Warrant Agent shall not be required to act and shall not be held liable or responsible for Warrant Agent’s refusal to act until the question or dispute has been judicially settled (and Warrant Agent may, if Warrant Agent in Warrant Agent’s sole discretion deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter, that is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the applicable parties. In addition, Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by any other parties that may have an interest in the settlement.

Section 6.10         Actions as Agent.  The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof.  The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement.  No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent.  The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment).

Section 6.11         Appointment and Acceptance of Agency.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth or as the Company and the Warrant Agent may hereafter agree.

Section 6.12         Successors and Assigns.  All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.  The Warrant Agent may assign this Warrant Agreement or any rights and obligations hereunder, in whole or in part, to an Affiliate thereof with the prior consent of the Company, provided that the Warrant Agent may make such an assignment without consent of the Company to any successor to the Warrant Agent by consolidation, merger or transfer of its assets subject to the terms and conditions of this Warrant Agreement.

Section 6.13         Notices.  Any notice or demand authorized by this Warrant Agreement to be given or made to the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) or electronic mail, as follows:

Halcón Resources Corporation
1000 Louisiana St., Suite 6600
Houston, Texas 77002
Attention:  Ragan T. Altizer
Executive Vice President and Chief Financial Officer and Treasurer
(raltizer@halconresources.com)

With copies (which shall not constitute notice to the Company) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Attn.:                             Gary Holtzer, Esq.
(Gary.Holtzer@weil.com)
Alfredo R. Pérez, Esq.
(Alfredo.Perez@weil.com)
Gavin Westerman, Esq.
(Gavin.Westerman@weil.com)
Lauren Tauro, Esq.
(Lauren.Tauro@weil.com)

Any notice or demand authorized by this Warrant Agreement to be given or made to the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) or electronic mail, as follows:

Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way

Edgewood, NY 11717

Attn: Head of Transfer Agent Operations

with a copy (which shall not constitute notice) to:

Broadridge Financial Solutions, Inc.

2 Gateway Center, Newark

New Jersey 07102

and a copy via email to legalnotices@broadridge.com

in each case, Attention: General Counsel

Any notice or demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid or electronic mail to the last address of the Warrantholder as it shall appear on the Warrant Register, with a copy (which shall not constitute notice) to its counsel listed on such Warrant Register.

Section 6.14         Applicable Law; Jurisdiction.  The validity, interpretation and performance of this Warrant Agreement shall be governed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of Laws thereof.  The parties hereto irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement. Each party agrees to commence any such suit, action or proceeding in such court. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Warrant Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 6.14, that its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, or that this Warrant Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.  Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its mailing address determined in accordance with this Warrant Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

Section 6.15         Waiver of Jury Trial.  Each of the Company and the Warrant Agent acknowledges and agrees that any controversy which may arise under this Warrant Agreement or a Warrant is likely to involve complicated and difficult issues, and therefore each such person hereby irrevocably and unconditionally waives any right such person may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to this Warrant Agreement or a Warrant.  Each of the Company and the Warrant Agent certifies and acknowledges that (a) no representative, agent or attorney of the other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver, (b) such person understands and has considered the implications of this waiver, (c) such person makes this waiver voluntarily, and (d) such person has been induced to enter into this Warrant Agreement by, among other things, the mutual waivers and certifications in this section.

Section 6.16         Specific Performance.  Each of the Company and the Warrant Agent acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant Agreement would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

Section 6.17         Benefit of this Warrant Agreement.  Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and the Warrantholders.  Each Warrantholder is an express third party beneficiary of this Agreement.

Section 6.18         Registered Warrantholder.  Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 6.19         Headings.  The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 6.20         Counterparts.  This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  A signed copy of this Warrant Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Agreement.

Section 6.21         Entire Agreement.  This Warrant Agreement constitutes the entire agreement of the Company, the Warrant Agent and the Warrantholders with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Warrantholders with respect to the subject matter hereof, including the RSA and any term sheets attached thereto or any prior drafts or versions of any of the foregoing or of this Warrant Agreement.

Section 6.22         Severability.  Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 6.23         Termination.  This Warrant Agreement shall terminate at the earlier to occur of (i) the Expiration Time (or, if later, Close of Business on the Settlement Date with respect to all exercises of Warrants as to which the respective Exercise Date is prior to the Expiration Time, but in any event no later than 180 days following the Expiration Time) and (ii) the date on which all outstanding Warrants have been exercised.  All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.

Section 6.24         Confidentiality.  The Warrant Agent and the Company agree that personal, non-public Warrantholder information which is exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except disclosures pursuant to applicable securities Laws or otherwise as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

Section 6.25         Representations and Warranties of the Company.  The Company hereby represents and warrants to the Warrantholders that (i) it has the corporate power and authority to execute this Warrant Agreement and consummate the transactions contemplated by this Warrant Agreement, (ii) there are no statutory or contractual stockholders’ preemptive rights or rights of refusal with respect to the issuance of any Warrants and (iii) the execution and delivery by the Company of this Warrant Agreement and the issuance of the Common Shares upon exercise of any Warrant do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Company’s certificate of incorporation or bylaws or any Law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval, notice or exemption required under applicable securities laws.

Section 6.26         Representations and Warranties of Warrant Agent.  The Warrant Agent hereby represents and warrants to the Company that (i) it has the corporate or similar power and authority to execute this Warrant Agreement and consummate the transactions contemplated by this Warrant Agreement, (ii) the execution, delivery and performance by the Warrant Agent of this Warrant Agreement do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in a violation of, or (D) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Warrant Agent governing documents or any Law in effect as of the date hereof to which the Warrant Agent is subject, or any agreement, instrument, order, judgment or decree to which the Warrant Agent is subject as of the date hereof, except for any such authorization, consent, approval, notice or exemption required under applicable securities laws.

Section 6.27         Withholding and Reporting Requirements.  Notwithstanding any provision to the contrary, the Company will be authorized to (i) take any actions that may be necessary or appropriate to comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, including in connection with all distributions, deemed distributions or other situations requiring withholding under applicable law, (ii) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (iii) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes, (iv) require reimbursement from any holder of Warrants to the extent any withholding is required in the absence of any distribution, or (v) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring holders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to enable compliance with this Section 6.27.

[signature pages follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri
	Name:	David S. Elkouri
	Title:	Executive Vice President and Chief Legal Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS

By:	/s/ John P. Dunn
	Name:	John P. Dunn
	Title:	SVP, Sales

[Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5 P.M., New York City Time, October 8, 2022

This Global Warrant Certificate is deposited with or on behalf of The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 2.7 of the Warrant Agreement and (ii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee or as otherwise permitted in Section 2.2(b) of the Warrant Agreement, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Article 2 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the exercise of the Warrant will be recorded on the books of the Company until such provisions have been complied with.

To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control.

A-1

CUSIP No. [40537Q134 – Series A Warrants]

[40537Q126 – Series B Warrants]

[40537Q142 – Series C Warrants]

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

HALCÓN RESOURCES CORPORATION

GLOBAL WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5 P.M., New York City Time, October 8, 2022

This Global Warrant Certificate (“Warrant Certificate”) certifies that Cede & Co., or its registered assigns is the registered holder of Warrants (the “Warrants”) of Halcón Resources Corporation, a Delaware corporation (the “Company”), to purchase the number of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company set forth above.  The Warrants expire at 5:00 p.m., New York City time, on the date that is the three year anniversary of the Effective Date (such date, the “Expiration Date”), and each Warrant entitles the holder to purchase from the Company one paid and non-assessable Share at the exercise price (the “Exercise Price”), payable to the Company either by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the settlement date, which settlement date is three Business days after a Warrant Exercise Notice is delivered (the “Settlement Date”).  The initial Exercise Price shall be [$40.17][$48.28][$60.45].

The Exercise Price and the number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control.

No Warrant may be exercised prior to the date of the Warrant Agreement or after the Expiration Date.

After 5:00 p.m., New York City time, on the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:

HALCÓN RESOURCES CORPORATION

By:
Name:
Title:

By:
Name:
Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
as Warrant Agent

By:
Name:
Title:

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE
HALCÓN RESOURCES CORPORATION

The Warrants evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of the Effective Date of the Plan (the “Warrant Agreement”), duly executed and delivered by the Company and Broadridge Corporate Issuer Solutions, Inc., as Warrant Agent (the “Warrant Agent”).  The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office and is available upon written request addressed to the Company.  All capitalized terms used on the face of this Warrant Certificate but not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Warrant Shares from the Company from the date of the Warrant Agreement through 5:00 p.m., New York City time, on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement.  Subject to the terms and conditions set forth herein and in the Warrant Agreement, the holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrants to the Company and the Warrant Agent at the addresses set forth in the Warrant Agreement, by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase shares of Common Stock set forth herein, properly completed and executed by the holder; (ii) delivering no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date, the Warrant Certificate evidencing such Warrants to the Warrant Agent; and (iii) paying the Exercise Price, together with any applicable taxes and governmental charges.

In the event that upon any exercise of the Warrants evidenced hereby the number of shares of Common Stock actually purchased shall be less than the total number of shares of Common Stock purchasable upon exercise of the Warrants evidenced hereby, there shall be issued to the holder hereof, or such holder’s assignee, a new Warrant Certificate evidencing Warrants to purchase the shares of Common Stock not so purchased.  No adjustment shall be made for any cash dividends on any shares of Common Stock issuable upon exercise of Warrants.  After 5:00 p.m., New York City time on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractional shares of Common Stock or any certificates that evidence fractional Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depositary, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants to purchase in the aggregate a like number of shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

[Balance of page intentionally remains blank]

[TO BE ATTACHED TO GLOBAL WARRANT CERTIFICATE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT CERTIFICATE

The following increases or decreases in this Global Warrant have been made:

Date	Amount of decrease in the number of shares issuable upon exercise of the Warrants represented by this Global Warrant	Amount of increase in number of shares issuable upon exercise of the Warrants represented by this Global Warrant	Number of shares issuable upon exercise of the Warrants represented by this Global Security following such decrease or increase	Signature of authorized officer of the Depositary

EXHIBIT A-1

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER
IF SUCH HOLDER DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

Warrants to purchase              shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated Signature

Social Security or Other Taxpayer

Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

EXHIBIT A-2

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers            Warrants to:

Name, Address and Zip Code of Assignee

and irrevocably appoints	Name of Agent

as its agent to transfer such Warrants on the books of the Warrant Agent.

[Signature page follows]

A-1

Date:  [—]

Name of Assignor

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF EXERCISE NOTICE FOR BOOK-ENTRY WARRANTS

Broadridge Corporate Issuer Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Attn: Head of Transfer Agent Operations

Re:                             Warrant Agreement dated as of October 8, 2019 between Halcón Resources Corporation (the “Company”) and Broadridge Corporate Issuer Solutions, Inc., as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned, being the beneficial holder of the Warrants, hereby irrevocably elects to exercise the right to exercise          Warrants held for its benefit through the book-entry facilities of the Depository Trust Company and receive the consideration deliverable in exchange therefor to the account at the Depositary as specified below.

The undersigned shall tender payment of the Exercise Price therefor in accordance with instructions received from the Warrant Agent.

Please check below if this exercise is contingent upon a registered public offering, a Sale of the Company or any other event in accordance with Section 3.5(f) of the Warrant Agreement.

☐                                    This exercise is being made in connection with a registered public offering, a Sale of the Company or the following event:                                                 ; provided, that in the event that such transaction shall not be consummated or such event shall not occur prior to the Expiration Time, then this exercise shall be deemed revoked.

☐                                    Receipt of the following governmental filings or approvals will be required prior to the issuance of Common Shares upon the exercise contemplated hereby:

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO THE EXPIRATION TIME.  THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS, AND PAYMENT, IF ANY, ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT.

AUTHORIZED SIGNATURE:
NAME:
CAPACITY IN WHICH SIGNING:

B-1

DATED:
NAME OF PARTICIPANT:
ADDRESS:
CONTACT NAME (if different than above):
TELEPHONE (INCLUDING INTERNATIONAL CODE):
FAX (INCLUDING INTERNATIONAL CODE):
E-MAIL ADDRESS:
DEPOSITARY ACCOUNT NO.:

B-2

EXHIBIT C

FORM OF EXERCISE NOTICE FOR DIRECT REGISTRATION WARRANTS

Broadridge Corporate Issuer Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Attn: Head of Transfer Agent Operations

Re:                             Warrant Agreement dated as of October 8, 2019 between Halcón Resources Corporation (the “Company”) and Broadridge Corporate Issuer Solutions, Inc., as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned hereby irrevocably elects to exercise the right to exercise      Warrants and receive the consideration deliverable in exchange therefor.

The undersigned shall tender payment of the Exercise Price therefor in accordance with instructions received from the Warrant Agent.

Please check below if this exercise is contingent upon a registered public offering, a Sale of the Company or any other event in accordance with Section 3.5(f) of the Warrant Agreement.

☐                                    This exercise is being made in connection with a registered public offering, a Sale of the Company or the following event:                                                 ; provided, that in the event that such transaction shall not be consummated or such event shall not occur prior to the Expiration Time, then this exercise shall be deemed revoked.

☐                                    Receipt of the following governmental filings or approvals will be required prior to the issuance of Common Shares upon the exercise contemplated hereby:

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO THE EXPIRATION TIME.  THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

C-1

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.

By:

Authorized Signature
Address:
Telephone:

C-2

SCHEDULE 1

EXERCISE PRICE SCHEDULE(1)

Month of Exercise	Series A Exercise Price	Series B Exercise Price	Series C Exercise Price
October 2019	$40.17	$48.28	$60.45
November 2019	$40.34	$48.50	$60.74
December 2019	$40.51	$48.71	$61.02
January 2020	$40.68	$48.93	$61.31
February 2020	$40.86	$49.16	$61.61
March 2020	$41.03	$49.37	$61.89
April 2020	$41.21	$49.60	$62.19
May 2020	$41.39	$49.83	$62.49
June 2020	$41.56	$50.05	$62.78
July 2020	$41.74	$50.27	$63.07
August 2020	$41.92	$50.50	$63.37
September 2020	$42.10	$50.73	$63.67
October 2020	$42.29	$50.97	$63.99
November 2020	$42.47	$51.20	$64.29
December 2020	$42.65	$51.43	$64.59
January 2021	$42.84	$51.67	$64.91
February 2021	$43.03	$51.90	$65.21
March 2021	$43.21	$52.13	$65.52
April 2021	$43.40	$52.37	$65.83
May 2021	$43.59	$52.62	$66.16
June 2021	$43.78	$52.86	$66.47
July 2021	$43.97	$53.10	$66.79
August 2021	$44.16	$53.34	$67.11
September 2021	$44.36	$53.59	$67.44
October 2021	$44.55	$53.83	$67.75
November 2021	$44.75	$54.08	$68.08
December 2021	$44.95	$54.34	$68.42
January 2022	$45.14	$54.58	$68.74
February 2022	$45.34	$54.83	$69.07
March 2022	$45.54	$55.09	$69.41
April 2022	$45.74	$55.34	$69.74
May 2022	$45.95	$55.60	$70.08
June 2022	$46.15	$55.86	$70.42
July 2022	$46.35	$56.11	$70.75
August 2022	$46.56	$56.38	$71.11
September 2022	$46.77	$56.64	$71.45
October 2022	$46.98	$56.91	$71.80

(1)                                 For illustrative purposes only. It is highly recommended that you contact the Warrant Agent to confirm the correct Exercise Price for any Warrant you intend to exercise on a given Exercise Date.

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